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                                                                   EXHIBIT 10.13

                          LEASE OF INDUSTRIAL PROPERTY

         FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

         1. Incorporated Terms. The following terms are incorporated by reference into this Agreement:

         (a) DATE OF LEASE:      August 1, 1994

         (b) NAME AND ADDRESS OF LANDLORD:       PYRAMID CONSTRUCTION COMPANY
                                                 275 North Franklin Turnpike
                                                 P.O. Box 369
                                                 Ramsey, NJ  07446-0369

         (c) NAME AND ADDRESS OF TENANT:         MAGNETEC CORP.
                                                 61 W. Dudley Town Road
                                                 Bloomfield, CT  06002

         (d) DESCRIPTION OF PROPERTY:            Nine (9) acres in Wallingford,
                                                 CT, consisting of 10,000 s.f.
                                                 of office space and 32,000 s.f.
                                                 of light manufacturing located
                                                 in Medway Park, and shown as
                                                 Lot 2 on the Resubdivision Plan
                                                 prepared by Angus L. McDonald &
                                                 Associates dated November 2,
                                                 1993.

         (e) TERM OF LEASE:                      Ten (10) Years

         Commencement Date:                      April 1, 1995

         Expiration Date:                        March 31, 2005

         (f) PERMITTED USE:                      Office and light manufacturing
                                                 and use incidental thereto.

         (g) SECURITY DEPOSIT:                   None

         (h) BROKER:                             None

         (i) RIDERS TO LEASE:                    Option to Expand the Premises
                                                 Option to Purchase Property
                                                 Guaranty of Lease

         (j) TENANT's S.I.C. NUMBER:             _______________________________

         (k) FIXED RENTAL SCHEDULE:

         The Fixed Rent payable by Tenant to Landlord shall be at the annual rate and payable in the monthly installments as follows:

      Period          Monthly Installment                Annual Rate
      ------          -------------------                -----------
04/01/95-03/31/00         $22,220.00                     $266,640.00
04/01/00-03/31/05         $25,930.00                     $311,160.00

         (l) ESTIMATED MONTHLY ADDITIONAL RENT: $4,000.00

         (m) GUARANTOR: Tridex Corporation

         2. Description of Property. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the land (the "Land"), building (the "Building") and other improvements described in Section 1(d) (collectively the "Property") and shown on the site plan attached hereto as Exhibit A. Exhibit A sets forth the general layout of the building and property and no material changes shall be made

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to the plan without Tenant's consent. Landlord shall, at its sole cost and expense, obtain all necessary governmental approvals for construction of the building, and Landlord shall perform all work with respect to the building and site improvements in conformance with Exhibit B attached hereto. Landlord and Tenant acknowledge that complete construction drawings will replace Exhibit B in this Lease once said drawings are prepared. The substituted Exhibit B shall be in conformance with Exhibit B as originally made a part hereto and acceptable to both parties.

         3. Term. The term of the Lease (the "Term") shall commence on the date set forth in Section 1(e) (the "Commencement Date") and terminate on the date set forth in Section 1(e) (the "Expiration Date"), except as hereinafter provided.

         Notwithstanding the above, the Lease Term shall commence on the Occupancy Date, which shall be deemed to mean the earlier of (a) the date on which Tenant takes occupancy and conducts business, or (b) the date on which Landlord has obtained a Certificate of Occupancy or temporary Certificate of Occupancy (provided the municipal authorities allow use and occupancy under a temporary certificate of occupancy) for the Property and has substantially completed same and made same available for Tenant's occupancy, provided that Landlord shall have given Tenant thirty (30) days' written notice of the date on which the Building is to be substantially completed and available to Tenant. "Substantially completed" shall mean that Landlord's work is in compliance with the plans and specs in Exhibits B and C and subject only to minor punchlist items on the punchlist provided by Tenant pursuant to Article 10 which will not materially interfere with Tenant's use and occupancy of the Premises.

         When the commencement and expiration dates of the Lease term have been determined, as provided herein, Landlord and Tenant shall execute and deliver a written statement, in recordable form, specifying the commencement and expiration dates of the Lease Term. Such statement, when so executed and delivered, will be deemed to be incorporated in, and become a part of, this Lease.

         Landlord may not be able to deliver possession of the Property to Tenant on the date specified in Section 1(e) as the Commencement Date. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the specified Commencement Date. In such event the Commencement Date shall be delayed until possession of the Property is delivered to Tenant and the Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Term on the last day of a month. In the event Landlord has not received site plan approval one day after the October Planning Board Meeting, Tenant may terminate this Lease by providing Landlord with written notice of Tenant's election to terminate. Tenant must provide said notice no later than seven (7) days after the October Planning Board Meeting. If Landlord does not deliver possession of the Property to Tenant by June 1, 1995, Tenant may elect to cancel this Lease by giving written notice to Landlord no later than ten (10) days after the period ends, and neither party shall have any further obligations to the other under this Lease.

         If Tenant occupies and uses the Property for normal operations prior to the Commencement Date, the Term of the Lease shall then commence, but the Expiration Date shall not be advanced. Tenant's early occupancy of the Property shall be subject to all of the provisions of this Lease and Tenant shall pay the rent and all other charges specified in this Lease from the Tenant's occupancy date.

         If delivery of possession of the Property to Tenant is on a date other than the specified Commencement Date, at the request of either party, Landlord and Tenant shall execute an instrument setting forth the Commencement Date and Expiration Date.

         The first Lease year shall be the period commencing on the Commencement Date and ending twelve calendar months thereafter, provided, however, that if the Commencement Date is not the first day of a month, the first Lease Year shall commence on the Commencement Date and end twelve calendar months from the last day of the month in which the Commencement Date occurs. Each succeeding twelve calendar month period thereafter shall be a Lease Year.

         4. Fixed Rent. Tenant shall pay to Landlord at the address(es) set forth in Section 1(b), or to such other person or at such other place as Landlord may

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from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the rent ("Fixed Rent") set forth in Section 1(k), such Fixed Rent to be payable in monthly installments in advance on the first business day of each month during the term of the Lease. If the Commencement Date shall be other than the first day of a calendar month, Tenant shall pay on the Commencement Date, the proportionate amount of Fixed Rent for the balance of such month. The first monthly installment of Fixed Rent will be paid by Tenant upon closing title for the purchase of the property by Landlord for Tenant's building.

         5. Net Lease. It is the intention of Landlord and Tenant that this is a net Lease and that the Fixed Rent shall be absolutely net to Landlord and that Tenant shall be solely responsible for and pay all costs for the use, operation, maintenance, care and repair of the Property, except as otherwise expressly provided herein. All obligations with respect to the Property payable by Tenant other than the Fixed Rent are additional rent under this Lease. The term "rent" means the Fixed Rent and additional rent.

         6. Real Property Taxes. (a) Tenant shall pay all real property impositions during the Term. As used herein, the term "real property impositions" means (i) any tax, assessment or other governmental charge of any kind which at any time during the Term may be assessed, levied, imposed upon or become due and payable with respect to the Property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property (excluding all federal or state income tax), or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, refuse collection, streets, sidewalks or road maintenance or other services provided to the Property by any governmental agency; and (iv) any tax replacing or supplementing in whole or in part any tax previously included within the definition of real property impositions under this Lease. During the first and last years of the Term, the real property impositions payable by Tenant shall be prorated for the fraction of the tax fiscal year included in the Term.

         (b) Tenant shall pay real property impositions (as defined in Paragraph
(a) of this Section) to Landlord in monthly installments (in the manner set forth in Section 4) on an estimated basis as determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord's experience and anticipation of such impositions. After the end of each calendar year during the term, Landlord shall deliver to Tenant a statement setting forth the actual real property impositions for such calendar year for which estimated payments were made, the amount paid by Tenant on account thereof, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord (in the manner set forth in Section
4) within ten (10) days after Landlord's request therefor. Any amount paid by Tenant which exceeds the amount due shall be credited against the next succeeding estimated payments due hereunder, unless the Term has then expired, in which amount the excess amount shall be refunded to Tenant.

         (c) If an assessment for public improvements is levied against the Property, Landlord shall be deemed to have elected to pay such assessment in the maximum number of installments then permitted by law (whether or not Landlord actually so elects), and Tenant shall pay the installments payable during or attributable to the Term, together with any interest due as a result of the installment payments. Any installment for a period during which the Commencement Date or Expiration Date occurs shall be prorated for the fraction of the period included in the Term. Tenant may prepay the entire assessment in one installment on the balance at any time if this will result in a net tax savings on the property.

         (d) Real property impositions do not include Landlord's federal or state income, franchise, inheritance or estate taxes and Tenant shall have no obligation in connection therewith.

         (e) Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, institute or prosecute any appeal or other proceeding with respect to any assessments for real property impositions or assessments for public improvements levied, assessed or imposed upon or against the Property. Landlord will bring such proceeding at Tenant's cost. In the event Landlord is not using a contingency firm to appeal taxes, and Landlord is in the process of finding a firm to appeal the taxes, Landlord will notify Tenant

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and within fifteen (15) days, Tenant may provide a proposed contract with a firm to handle the appeal and Landlord will use said firm so long as the cost for the firm proposed by Tenant is materially less than one the Landlord would have employed.

         7. Insurance. (a) Landlord's Insurance. At all times during the term of this Lease, Landlord will carry and maintain fire and extended coverage insurance at full replacement cost agreed value, boiler, rental value insurance, and sprinkler insurance covering the Property, and public liability (at a minimum of $5,000,000 on a per occurrence basis) and property damage insurance in such amounts as Landlord determines from time to time in its reasonable discretion. Tenant will pay Landlord, as additional rent, for the costs of all such insurance in accordance with the manner set forth for real property taxes under Section 6(b) of the Lease.

         (b) Tenant's Insurance. At all times during the term of this Lease, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to landlord:

             (i) Public liability and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000.00. All such insurance will specifically include, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in
Section 25 of this Lease.

             (ii) Fire and extended coverage insurance covering all leasehold improvements in the Premises and all of Tenant's merchandise, equipment, trade fixtures, appliances, furniture, furnishings and personal property, from time to time in, on, or upon the Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this lease, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, glass breakage and sprinkler leakage. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Section 19 , Tenant will be entitled to any proceeds resulting from damage to Tenant's merchandise, equipment, trade fixtures, appliances, furniture and personal property, and Landlord will be entitled to all other proceeds.

             (iii) Workmen's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workmen's compensation laws of the state in which the Premises are located.

         (c) Forms of the Policies. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Original or true copies of original policies (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days' prior written notice to Landlord. All public liability, property damage liability and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. No insurance required to be maintained by Tenant by this Section 7 will be subject to more than a $5,000.00 deductible limit without Landlord's prior written consent. All Tenant's policies required to be maintained under this Lease shall contain "severability of interests" and "cross liability" endorsements, and such policies shall be written by an insurance company having a Best Rating of A (VI) or better.

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         (d) Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Section 7 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain, at Tenant's sole expense, such additional insurance coverage as Tenant deems adequate.

         (e) Inadequate Insurance. Upon failure of Tenant to comply with the provisions of Section 7, in addition to any other rights and remedies of the Landlord, Landlord shall have a right to obtain such insurance, to pay the premiums for the same, and to recover the cost of such insurance at once as additional rent due from Tenant to Landlord under this Lease. In the event Landlord fails to obtain insurance as specified in 7(a), Tenant, after notice to Landlord and Landlord not obtaining required insurance within seven (7) days, shall have a right to obtain and pay premiums for same and to recover the cost at once from Landlord.

         (f) Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the property, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party or of such other tenant or occupant of the property, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party. Landlord and Tenant, from time to time, will use their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the property or the Premises or the contents of the property or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

         8. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all light, power, natural gas, fuel, oil, sewer service, sprinkler stand-by service, water, telephone, refuse disposal and other utilities and services supplied to the Property. Landlord shall not be liable to Tenant, and Tenant's obligations under the Lease shall not be abated, in the event of any interruption or inadequacy of any utility or service supplied to the Property. Landlord will, however, be liable to Tenant in the event of interruption or inadequacy of any utility due to Landlord's negligence. Tenant shall have the right to contract for additional utilities supplied to the Premises, provided Tenant undertakes all costs necessary to bring such additional utilities to the property and subject to Landlord's review and approval of plans and specifications for additional utility service. Said Landlord consent is not to be unreasonably withheld.

         9. Use of Property. (a) The Property may only be used for the use set forth in Section 1(f) and all uses incidental thereto.

             (b) Notwithstanding the foregoing, Tenant shall not use or permit the Property to be used for (i) any unlawful purpose; (ii) in violation of any certificate of occupancy covering the Property; (iii) any use which may constitute a public or private nuisance or make voidable any insurance in force relating to the Property; (iv) any purpose which creates or produces noxious odors, smoke, fumes, emissions, noise or vibrations; or (v) any use which involves or results in the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of petroleum products or hazardous substances or wastes. However, the Tenant may store and handle substances which are classified as hazardous provided they are incidental to the normal operation of an office and light industrial manufacturing facility, and further provided that such substances are stored, handled and disposed of in accordance with applicable State and Federal statutes and regulations.

             (c) Tenant shall not cause or permit any overloading of the floors of the Building. Tenant shall not install any equipment or other items upon or through the roof, or cause openings to be made in the roof, without Landlord's prior written consent. Tenant shall not install any underground storage tanks or facilities at the Property.

             (d) No storage of any goods, equipment or materials shall be permitted outside the Building on the Property; however, overnight parking of

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company vehicles not storing goods is permissible on a temporary basis.
Temporary shall be defined as not longer than two (2) nights.

         10. Existing Conditions. Upon five (5) days written notice by Landlord to Tenant, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession; however, Landlord will be responsible for repairs of latent defects in the structure or in any mechanical system for twelve (12) months from the Commencement Date. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord, at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the Premises except as expressly provided in this Lease and Exhibits B and C to this Lease. If Tenant fails to submit a punch-list to Landlord within three (3) business days of Tenant's inspection, it will be deemed that there are no items needing additional work or repair (except for latent defects). Landlord's contractor will complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable after such walk-through.

         11. Maintenance and Repairs. (a) Tenant shall keep and maintain the Property (including all structural, non-structural, exterior, interior and landscaped areas, and systems and equipment) in good order, condition and repair during the Term. Tenant shall promptly replace any portion of the property or any systems or equipment thereof which cannot be fully repaired. All repairs and replacements shall be performed in a good and workmanlike manner. All of Tenant's obligations to maintain and repair the Property shall be accomplished at Tenant's sole expense. Tenant shall not be responsible to repair damages occasioned by Landlord's negligence.

             (b) Tenant shall keep and maintain all portions of the Property and the parking areas, sidewalks and landscaped areas, in the same condition as received from Landlord, reasonable wear and tear excepted, free of dirt and rubbish, and clear the parking areas and sidewalks of accumulations of snow and ice.

             (c) During the Term, Tenant shall procure and maintain the following service contracts: (i) contract for inspection and maintenance of the roof of the Building (the inspections pursuant to such contract shall be made at least annually); (ii) contract for the inspection, service, maintenance and repair of all heating, ventilating and air conditioning equipment installed in the Building (the inspection pursuant to such contract shall be made at least quarterly); (iii) contract for maintenance of the landscaped areas of the Property; however, Tenant is not obligated to provide a service contract for maintenance of landscaping provided Tenant adheres to the maintenance obligations set forth in (b) above; and (iv) contract for the inspection, testing, service, maintenance, and repair of the sprinkler system in accordance with the requirements of the National Fire Protection Association (NFPA) and the governmental bodies having jurisdiction. The identity of each contractor and each contract shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord.

         12. Alterations and Improvements. (a) Tenant shall not make any alterations, additions or improvements to the Property (the "Alterations") without Landlord's prior written consent, except for interior non-structural Alterations which do not exceed $10,000.00 in cost which are not visible from the outside of the Building and which meet all applicable laws and building codes, and which do not affect the insurability or cost of insuring the Premises. In no event shall Alterations reduce the size of the Building or reduce the value of the Property. Tenant shall submit to Landlord detailed plans and specifications for Alterations requiring Landlord's consent and reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review thereof. Tenant shall also provide to landlord for its reasonable approval the identity of the contractor Tenant proposes to employ to construct

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the Alterations for those Alterations requiring Landlord's consent. All
Alterations shall be accomplished in accordance with the following conditions:

             (1) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord an official certificate of occupancy and/or compliance upon completion of the Alterations, if appropriate.

             (2) Tenant shall arrange for extension of its general liability insurance to apply to the construction of the Alterations. Further, Tenant shall procure and maintain Builders Risk Casualty Insurance in the amount of the full replacement cost of the Alterations and statutory Workers Compensation Insurance covering persons employed in connection with the work.

             (3) Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of quality commensurate with others in the building and in compliance with all laws and governmental regulations.

         (b) Upon completion of the Alterations, if Landlord so requests, Tenant shall provide Landlord with "as built" reproducible transparency plans of the Alterations; however, Tenant will not be required to provide plans for non-structural alterations which do not require a building permit.

         (c) Alterations shall be the property of Landlord and shall remain on the Property upon termination of the Lease or, if Landlord so requires, a portion of or all Alterations shall be removed by Tenant on or prior to the termination of the Lease and Tenant shall restore the Property to its condition prior to such Alterations, reasonable wear and tear excepted. Landlord will, upon Tenant's request, notify Tenant of those Alterations which must be removed at Lease end.

         13. Covenant Against Liens. Tenant shall not have any right to subject Landlord's interest in the Property to any mechanic's lien or any other lien whatsoever. If any mechanic's lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within twenty (20) days after written notice from Landlord thereof, and Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom.

         14. Signs. Tenant shall not place any signs on the Property without Landlord's prior written approval of its design, location and manner of installation, such approval not to be unreasonably withheld. In no event shall any sign be installed on the roof or above the parapet height of the Building. Tenant shall remove its signs upon termination of this Lease and restore the Property to its condition prior to installation of the signs, reasonable wear and tear excepted.

         15. Compliance with Law. Tenant shall take all necessary action to conform to and comply with all laws, orders and regulations of any governmental authority or Landlord's or Tenant's insurers, or any Landlord's Mortgagee, now or hereafter applicable to the Property or Tenant's use or occupancy. Tenant shall obtain all permits, including a certificate of occupancy, necessary for Tenant's occupancy or use of the Property. Tenant has no obligation to obtain a certificate of occupancy for any work specified to be done by Landlord in the approved plans and specifications in Exhibit B. If the Tenant must make any capital expenditure in accordance with this section, which expenditure is not due to Tenant's specific use, Tenant will only pay a portion of the expense, said portion to be calculated as the number of years remaining on the Lease Term, or Extended Lease Term, divided by the depreciable life of the capital expenditure under generally accepted accounting principles multiplied by the capital expenditure. Tenant will not be required to make any capital expenditures to conform the property to any laws, orders and regulations of any governmental authority which were in existence as of the date of receipt of a building permit for construction of the facility.

         16. Environmental Representations and Compliance. (a) The Tenant, its officers, partners, employees, agents and subsidiaries, agree to indemnify, defend and hold the Landlord, its officers, partners, employees, successors or assigns, harmless from any and all claims, causes of action, and any and all damages, liabilities, costs and expenses of any kind whatsoever, including fines,

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assessments, clean-up costs, shut-down fees, contractor's costs and actual attorney fees, which arise out of, are asserted on account of, or traceable to Tenant's use, storage, manufacture, dumping, leakage or the carrying on of any activities or occurrence upon the Premises that is the subject of this Lease relating to oil, waste oil, thinners, spirits, materials all petro-chemical by-products, and any substance, material or compound classified as toxic or hazardous under any federal, state or local environmental law, and any other material or compound known to have an adverse environmental impact. However, nothing herein contained shall make Tenant responsible for conditions existing prior to Tenant's occupancy.

         (b) In addition, Tenant hereby makes the following representations with respect to Tenant's occupancy and use of the Premises to Landlord, understanding that Landlord shall and does in fact rely thereon. Tenant shall also indemnify, defend and hold Landlord harmless from any and all claims, costs, damages, expenses, attorney fees, and causes of action arising as a result of, or associated with these representations made by Tenant. However, nothing herein contained shall make Tenant responsible for conditions existing prior to Tenant's occupancy. (Note: Although clauses (1) through (4) below are representations made in the present tense, these representations shall be considered in compliance provided the representations are in fact accurate at the time of occupancy and thereafter):

             (1) Air Quality:

             (i) Tenant represents that any and all air emission permits required by state, local or federal authorities have been properly obtained and will remain in force.

             (ii) Tenant represents that its facility is in compliance with any conditions attendant to such permits.

             (iii) Tenant represents that its facility is and will remain in compliance with Occupational Safety Health Act requirements governing exposure of workers to hazardous materials in the workplace.

             (2) Water Pre-Treatment:

             (i) Tenant represents that any present discharge of industrial waste water into the sewer system has been properly permitted by local, state or federal authorities.

             (ii) Tenant represents that all permits have been properly complied with and that Tenant is not in violation of any permits, ordinances, or compliance requirements.

             (3) Underground Storage Tanks:

             (i) Tenant acknowledges that there are presently no underground storage tanks upon the property and that none will be installed without Landlord's specific written consent.

             (4) Water Discharge:

             (i) Tenant represents that any permits for such water discharge have been properly obtained and are current and that Tenant is in compliance therewith.

However, in the event of unintentional violation of any of these representations, Tenant shall be entitled to the notice and cure rights provided in Section 23 hereof.

         (c) Tenant further understands and agrees that Landlord shall be entitled to enter upon the Premises to conduct environmental audit inspections, tests, borings, samplings and the like which Landlord deems reasonable and necessary to determine the environmental status of the property at Landlord's sole cost and expense. Landlord shall provide prior notice and agrees not to interfere with Tenant's occupancy; Landlord to repair any damage done to Premises; Landlord to indemnify Tenant for any damage or accidents.

         (d) Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the terms and provisions of all federal, state and local environmental laws now in effect or hereinafter enacted, as any of the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant thereto or in connection therewith, as and to the extent any of the foregoing may be applicable to the Property and Tenant's use and occupancy thereof except that Tenant shall not be obligated to make any changes to the structural elements or building systems unless necessitated by Tenant's specific use.

         (e) Within ten (10) days after written request by the Landlord or any mortgagee of Landlord, and, in any event, on each anniversary of the commencement date hereof, Tenant shall deliver to Landlord or Landlord's mortgagee, as the case may be, a duly executed and acknowledged affidavit of Tenant or Tenant's chief executive officer, certifying:

         (1) The proper four digit Standard Industrial Classification number ("S.I.C. number") relating to Tenant's then current use of the Property (said S.I.C. number to be obtained by reference to the then current Standard Industrial Classification Manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successor to such publication). Tenant hereby represents, warrants and covenants that its S.I.C. number as of the date of this Lease is as set forth in Section 1(i) hereof; and

         (2) (a) That Tenant's use of the Property does not involve and has not involved the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of petroleum products or hazardous substances or wastes (as hazardous substances and hazardous wastes are defined in any Environmental Laws) on site, above ground or below ground (all of the foregoing being hereinafter collectively referred to as the Presence of Hazardous Substances); or (b) that Tenant's use does involve or has involved the Presence of Hazardous Substances, in which event, such affidavit shall describe in detail that portion of Tenant's operations which involves or involved the Presence of Hazardous Substances. Said description shall identify each Hazardous Substance and describe the manner in which it is or was generated, handled, manufactured, refined, transported, treated, stored, and/or disposed of. Tenant shall supply Landlord or Landlord's mortgagee with such additional information relating to said Presence of Hazardous Substances as Landlord or Landlord's mortgagee may request. However, the Tenant may store and handle substances which are classified as hazardous provided they are incidental to the normal operation of an office and light industrial manufacturing facility, and further provided that such substances are stored, handled and disposed of in accordance with applicable State and Federal statutes and regulations.

         (f) Tenant shall provide Landlord with copies of all reports, information and materials filed with or provided to any governmental agency or authority pursuant to any of the environmental laws.

         (g) In the event that, upon the date of termination or expiration of the term of this Lease, Tenant has not satisfied and complied with all requirements imposed upon Landlord or Tenant under any environmental laws or by any governmental agency or authority pursuant to any environmental laws, Tenant shall continue to pay Fixed Rent at the annual rent payable immediately prior to such date of termination or expiration plus an increase for each year until such obligation terminates, each such annual increase to be determined by the percentage increase in the Consumer Price Index published by the Bureau of Labor Statistics of the United States for All Urban Consumers (1982-1984 = 100). Such increased portion of rent over the Fixed Rent shall be computed by the increase in the Index from three (3) months prior to the initial Term of the Lease to the later of three (3) months prior to the expiration of the Lease or three (3) months prior to the anniversary of each continuance of the Lease multiplied by the annual rental during the last year of the Lease. The increased rental when added to the previous Fixed Rent shall become the new Fixed Rent. In no event shall Fixed Rent be reduced below the amount payable for the prior year. Such Fixed Rent shall be payable notwithstanding that Tenant may be barred and precluded from occupying and using the Property. Such payments of Fixed Rent shall continue until Tenant has complied in full with the requirements imposed by environmental laws or by governmental agencies and authorities having jurisdiction with respect thereto and has provided to Landlord written confirmation from governmental agency or authority having jurisdiction that such compliance has in fact occurred. Tenant shall, in addition to payments of Fixed Rent as aforesaid, promptly pay any fines, penalties, levies or assessments against the Property or Landlord which are imposed at any time or from time to time as a result of any action, act or failure to act of the Tenant relating to environmental laws. For as long as Tenant shall remain liable for rent under this subparagraph (g), Tenant shall have control over any remediation efforts, provided such remediation is in compliance with all applicable federal, state and local laws.

         (h) Tenant agrees that each and every provision of this Section shall survive the expiration or earlier termination of the Term of this Lease.

         17. Landlord's Access. Landlord and its representatives may enter the Property at all reasonable times (or at any time in the event of emergency) for the purpose of inspecting the Property, or making any necessary repairs, or to show the Property to prospective purchasers, investors, encumbrancers, tenants or other parties, or for any other purpose Landlord deems necessary. During the final six (6) months of the Term, Landlord may place customary "For Sale" or "For Lease" signs on the Property. Landlord shall, in the exercise of its rights under this Section, use its best efforts not to unreasonably interfere with Tenant's use and occupancy of the Property.

         18. Assignment and Subletting. Except as otherwise provided herein, Tenant shall not assign or encumber Tenant's interest in this Lease, sublet any portion of the Property, or grant concessions or licenses with respect to the Property.

         (a) If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all of any part of the Premises, Tenant shall submit to
Landlord: (1) the name of the proposed assignee or subtenant; (2) the terms of the proposed assignment or subletting together with a conformed or photostatic copy of the proposed assignment or sublease; (3) the nature of business of the proposed assignee or subtenant's business and its proposed use of the Premises;
(4) such information as to its financial responsibility and general reputation as Landlord may require; and (5) a summary of plans and specifications for revising the floor layout of the Premises.

         (b) Upon the receipt of such information from Tenant, Landlord shall have the option, to be exercised in writing within twenty (20) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option.

         (c) If Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this lease relating to surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, the Minimum Rent and Additional Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the number of square feet in the portion of space surrendered (as computed by Landlord) bears to the Rentable Area of the Premises.

         (d) If Landlord shall elect not to exercise its option to cancel and terminate this Lease with respect to all of part of the Premises as above provided, Landlord agrees not to unreasonably withhold its consent to the proposed assignment or sublease. However, if the proposed assignee or subtenant is or has been a tenant of Landlord or Landlord's affiliates, or if the proposed assignee or subtenant has had contact with Landlord or Landlord's affiliates within twelve (12) months preceding the proposed assignment or sublease regarding potentially leasing space from the Landlord or Landlord's affiliates, then failure of Landlord to consent shall not be unreasonable. Landlord shall notify Tenant, within twenty (20) days after Landlord's receipt of the information described herein, whether (i) Landlord consents to the proposed assignment or sublease or (ii) does not consent to the proposed assignment or sublease. The cumulative change of more than fifty-one (51%) percent of the ownership interest of Tenant shall be deemed to be an assignment of this Lease requiring Landlord's consent. However, Tenant may assign this Lease or sublet the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant, provided such assignee shall assume all of

Tenant's obligations under this Lease, and such assignee or sublessee shall then have a net worth at least equal to that of Tenant on the date hereof.

         (e) In the event of a permitted assignment or subletting, Tenant shall remit to Landlord as additional rent each month during the remainder of the Base Term fifty (50%) percent of any rent or other sums received by Tenant from its assignee or sublessee in excess of the Fixed Rent and other charges paid by Tenant allocable to the Property or portion thereof sublet, as the case may be, and 100% of any rent or other sums received by Tenant from its assignee or sublessee in excess of the Fixed Rent and other charges paid by Tenant allocable to the Property or portion thereof sublet, as the case may be for any term in effect beyond a ten (10) year term.

         (f) No assignment or subletting hereunder, whether or not with Landlord's consent, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. Unless otherwise previously released from liability by Landlord, if Tenant's assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing its remedies against the assignee or sublessee. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or modifications of this Lease or sublettings without notice to Tenant and Tenant shall not be relieved of liability under this Lease.

         (g) Tenant shall pay to Landlord upon demand all costs, including reasonable legal fees, which Landlord shall incur in reviewing any proposed assignment or subletting; however, Landlord will provide an estimate of costs beforehand and Tenant may decline to have Landlord review or ask Landlord to review and pay such amounts as are due.

         19. Casualty. If the Building is damaged by fire or other casualty, and
(i) the insurance proceeds received by Landlord on account of such damage are sufficient to pay for the necessary repairs, (ii) Landlord's Mortgagee permits Landlord to utilize the insurance proceeds to repair such damage, and (iii) the Building can be fully repaired within one hundred thirty-five (135) days after such casualty occurred, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. If any of the foregoing conditions requiring Landlord to repair the Building is not met, Landlord may elect either to (i) terminate this Lease; or (ii) repair the damage as soon as reasonably possible, in which event this Lease shall remain in full force and effect (but Tenant shall then have the right to terminate this Lease if the Building cannot be fully repaired within six (6) months after such casualty occurred). Landlord shall notify Tenant, in writing, of its election within thirty (30) days after Landlord receives notice of the occurrence of the casualty. Tenant's notification, if any, shall be required within ten (10) days thereafter. The Monthly Base Rent and other charges will be abated proportionately during any period in which, by reason of any damage or destruction not occasioned by the negligence or willful misconduct of Tenant or Tenant's employees or invitees, there is a substantial interference with the operation of the business of Tenant. Such abatement will be proportional to the measure of business in the Premises which Tenant may be required to discontinue. The abatement will continue for the period commencing with such destruction or damage and ending with the completion by the Landlord of such work, repair, or reconstruction as Landlord is obligated to do. Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any destruction of the Building. Landlord shall not be required to repair improvements or alterations to the Property made by Tenant.

         20. Condemnation. If more than twenty-five (25%) percent of the Land and/or Building shall be taken under the power of eminent domain or sold under the threat thereof ("Condemnation") and Tenant's use of the Property is materially adversely affected in the reasonable opinion of Tenant, this Lease shall terminate on the date on which title to the Property or portion thereof shall vest in the condemning authority. If this Lease shall remain in effect as to the portion of the Property not taken, Landlord shall restore the improvements of the Property not taken as nearly as reasonably practicable to their condition prior to the Condemnation, and the Fixed Rent and Additional Rent shall be reduced proportionately in accordance with the reduction in the square foot area of the Building following the Condemnation. Landlord shall be entitled to receive the entire award in any Condemnation proceeding relating to the Property, except that Tenant may assert a separate claim to an award for its moving expenses and for fixtures and personal property installed by Tenant at its expense. It is understood that Tenant shall have no claim against Landlord for the value of the unexpired Term of this Lease or any options granted under this lease. Landlord shall not be required to restore improvements or alterations to the Property made by Tenant.

         21. Surrender of Property. Upon termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean, and in good order and condition, except for ordinary wear and tear, and damage by casualty which Tenant was not obligated to remedy under Section 19. Tenant shall remove its machinery, equipment and personal property and repair any damage to the Property caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, heaters or air conditioners or fencing or gates, except if installed by Tenant and required by Landlord to be removed from the Property. All personal property of Tenant remaining on the Property after Tenant's removal shall be deemed abandoned and at Landlord's election may either be retained by Landlord or may be removed from the property at Tenant's expense.

         22. Holdover. In the event Tenant remains in possession of the Property after the expiration of the Term of this Lease (the "Holdover Period"), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord a rental for the Holdover Period at the rate of one hundred fifty (150%) percent the sum of (i) the annual rent payable during the last lease year of the Term, plus (ii) all items of additional rent and other charges with respect to the Property payable by Tenant during the last lease year of the Term. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Property after the expiration of the Term of this lease. The sum due to Landlord hereunder shall be payable by Tenant upon demand. Prior to asserting a claim for damages due to a lost or delayed prospective tenant, Landlord must provide evidence of any claim against Tenant for missed rent or other damages from a lost prospective tenant due to holdover of Tenant.

         23. Events of Default; Remedies. (a) Tenant shall be in default upon the occurrence of one or more of the following events (an "Event of Default"):
(i) Tenant fails to pay rent or any other sum of money required to be paid by Tenant hereunder within five (5) days of the date when due; however, Tenant shall be entitled to pay within five (5) days written notice from Landlord on two (2) occasions per year and not be in default; (ii) Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty
(30) days after written notice thereof from Landlord. If Tenant is diligently pursuing to cure any non-monetary default and such default cannot be effected within thirty (30) days, then Tenant will be allowed additional time as required to effect such cure; (iii) Tenant abandons the Property for thirty (30) days or more; or (iv) Tenant makes an assignment for the benefit of creditors, or if a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within thirty (30) days, or if a receiver or trustee is appointed for a substantial part of Tenant's property and such appointment is not vacated within thirty (30) days.

         (b) On the occurrence of an Event of Default, without limiting any other right or remedy Landlord may have, Landlord may give written notice to Tenant of its intention to take the following actions on the earliest date permitted by law or any later date specified in such notice:

             (i) Terminate this Lease and Tenant's right to possession of the Property by any lawful means, or, without terminating this Lease, take possession of the Property. In any such event Tenant shall immediately surrender possession of the Property to Landlord and shall remain liable to Landlord as follows. At its option, Landlord may occupy the Property or cause the Property to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Property or any part thereof for a term or terms to expire prior to, at the same time or subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, and restoring the Property to the condition in which Tenant was obligated to maintain the Property under this Lease, to brokerage and attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, if any, as ascertained from time to time. In reletting the Property, Landlord may grant rent concessions, and Tenant shall not be entitled to any credit therefor. Tenant shall not be entitled to any surplus resulting from any reletting. If Landlord elects to occupy the Property or any part thereof, there shall be allowed against Tenant's obligation for rent during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent payable hereunder for such portion of the Property. Such occupancy shall not be construed as a release of Tenant's liability hereunder. In all respects hereto, the Landlord has an affirmative duty to mitigate its damages by attempting to relet the Property.

             (ii) Permit Tenant to remain in possession of the Property, in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to receive the rent as it becomes due under this lease.

             (iii) Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Property is located.

         (c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. Landlord's exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.

         (d) Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by any law.

         24. Service Fee; Interest. (a) Tenant's failure to pay rent promptly or make other payments required under this Lease may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive full payment of Fixed Rent, additional rent or other sums due from Tenant to Landlord within five (5) days after it becomes due, Tenant shall pay Landlord as additional rent a service fee equal to five (5%) percent of the overdue amount; however, Tenant will be allowed one (1) written notice of delinquency per year without imposition of the service fee, providing Tenant pays all amounts due with three (3) days of receipt of Landlord's notice. This service fee shall be in addition to reasonable legal fees and costs incurred by Landlord in enforcing this Lease in the event of default.

         (b) Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate per annum of three (3%) percent in excess of the then prime rate of CitiBank, N.A., of New York, New York ("Default Interest") from the date of default in payment of such amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law, the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.

         25. Indemnification by Tenant. Tenant shall indemnify and hold harmless Landlord from and against all liability, claims or costs including reasonable legal fees, arising from (i) Tenant's use of the Property; (ii) any breach of this Lease by Tenant; (iii) any other act or omission of Tenant; or (iv) any injury including claims for death to person or damage to property occurring on or about the Property, except for acts of gross negligence by Landlord. Tenant shall defend Landlord against any such claim of a third party, with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for reasonable legal fees incurred by Landlord's employment of its own counsel.

         26. Landlord's Right to Cure Tenant's Default. If Tenant fails to make any payment or perform any act on its part to be made or performed, then Landlord, without waiving or releasing Tenant from such obligation, may, but shall not be obligated to, make such payment or perform such act on Tenant's part, and the costs incurred by Landlord in connection with such payment or performance, together with Default Interest thereon, shall be paid on demand by Tenant to Landlord as additional rent.

         27. Waiver of Liability. Landlord shall not be liable for any injury or damage to the business, equipment, merchandise or other property of Tenant or any of Tenant's employees or invitees or any other person on or about the Property, resulting from any cause, including, but not limited to: (i) fire, steam, electricity, water, gas or rain; (ii) leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, boilers or lighting fixtures; or (iii) condition of the Property. The preceding excludes any acts of negligence by Landlord.

         28. Force Majeure. If either party is unable to perform any of its obligations due to events beyond such party's reasonable control, the time provided to such party for performing such obligations shall be extended by a period of time equal to the duration of such events, and the other party shall not be entitled to any claim against such party by reason thereof. Events beyond a party's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, weather conditions, labor or material shortages, or government regulation or restriction. Nothing herein shall delay or affect Tenant's obligation to pay Fixed Rent, real property impositions or other items of additional rent payable by Tenant under this Lease as the same becomes due. The above provisions will not apply to the receipt of approvals by October 31, 1994.

         29. Notice of Landlord's Default. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and any ground lessor or Landlord's Mortgagee whose name and address have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor or Landlord's Mortgagee) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. If more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty
(30) day period and thereafter diligently pursued to completion. If Landlord shall be in default as aforesaid, Tenant's only right or remedy shall be to perform such work or take such action as shall be reasonably necessary to cure or correct such default. In no event shall Tenant have the right to terminate this Lease by reason of any such default, and in no event shall Tenant have the right to deduct from Fixed Rent or additional rent any amounts expended by Tenant pursuant to this Section.

         30. Landlord's Liability Limited. (a) There shall be no personal liability of the Landlord or any partner, stockholder, officer, director or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Property. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

         (b) The term "Landlord" as used in this lease means only the owner or mortgagee in possession for the time being of the Property or the owner of a lease thereof so that, in the event of any sale of the Property, or an assignment or transfer of such lease, or an assignment of this Lease, Landlord shall be, and hereby is, entirely freed, relieved and released of all obligations of Landlord hereunder, and it shall be deemed, without further agreement between the parties and such purchaser(s) or assignee(s) that the purchaser or assignee has agreed to perform all of the obligations of Landlord hereunder. This provision shall relate only to obligations which arise after the date of such transfer and do not relieve Landlord for liability for obligations arising prior to such transfer.

         31. Estoppel Statement; Financial Statement. (a) Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) the Commencement Date; (ii) the Expiration Date; (iii) that this Lease is in full force and effect and unmodified (or if modified, stating the modifications); (iv) the last date of payment of the Fixed Rent and other charges and the time period covered by each payment; (v) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the default); and (vi) such other matters as may be reasonably required by Landlord or any Landlord's Mortgagee. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's written request. Any such statement may be given to and relied upon by any prospective purchaser or encumbrancer of the Property.

         (b) Within ten (10) days after Landlord's request, Tenant shall deliver to Landlord such financial statements as are reasonably required to verify the net worth of Tenant and provided such financial statements have been previously filed with public authorities as required. Any such statement may be given by Landlord to any Landlord's Mortgagee or prospective encumbrancer of the Property, but otherwise shall be kept confidential by Landlord. Tenant represents to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.

         32. Quiet Enjoyment. Landlord covenants that as long as Tenant pays the Fixed Rent and additional rent and performs its other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term provided by this Lease, subject to the provisions of this Lease, any mortgage or other agreements to which this Lease is subordinate.

         33. Subordination; Attornment. (a) This Lease is subject and subordinate to any mortgage and related documents or liens which may now or hereafter encumber the Property, and any renewals, modifications, consolidations, replacements or extensions thereof.

         (b) If Landlord's interest in the Property is acquired by Landlord's Mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Such transferee or successor shall not be liable for any act or omission of any prior landlord, or be subject to any offsets or defenses which Tenant might have against any prior landlord, or be bound by any Fixed Rent which Tenant might have paid for more than the current month to any prior landlord, or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.

         (c) Tenant agrees that this Lease shall be modified in accordance with the reasonable request of any institutional Landlord's Mortgagee, provided no such modification adversely affects the business terms, or operation of Tenant's business, of this Lease.

         (d) The foregoing provisions shall be self-operative and no further instrument or act on the part of Tenant shall be necessary to effect the same. Tenant shall nevertheless sign and deliver any document necessary or appropriate to evidence the subordination, attornment or agreement above provided, providing Tenant is provided with a non-disturbance agreement, acceptable to Tenant, granting Tenant the right to have, hold and enjoy the Property for the Term (so long as Tenant pays the Fixed and Additional Rent and performs its other obligations under this Lease).

         34. Brokerage. Each party represents to the other that it did not deal with any real estate broker in connection with this Lease, other than the real estate broker (if any) whose identity is set forth in Section 1(h). The commission of such broker (if any) shall be paid by the party as set forth in
Section 1(h). Each party shall indemnify and hold the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt, other than the broker identified in Section 1(h).

         35. Notices. All notices in connection with this Lease or the Property shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by overnight carrier which obtains delivery receipts (e.g. Federal Express). Notices to Landlord shall be delivered to the address specified in Section 1(b). Notices to Tenant shall be delivered to the address specified in Section 1(c). All notices shall be effective upon the earlier of delivery or attempted delivery in accordance with this provision. Either party may change its notice address upon written notice to the other party given in accordance with this provision.

         36. Memorandum of Lease. Tenant shall not record this Lease. However, either Landlord or Tenant may require that a memorandum of this Lease executed by both parties be recorded. Such memorandum shall include such portions of this Lease as either party may reasonably require, but shall not specify the amount of Fixed rent payable hereunder.

         37. Miscellaneous. (a) The failure of either party to insist on strict performance of any provision of this Lease, or to exercise any right contained herein, shall not be construed as a waiver of such provision or right in any other instance. All amendments to this lease shall be in writing and signed by both parties.

         (b) The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other.

         (c) Landlord and Tenant hereby waive trial by jury in any legal proceeding brought by either of them against the other with respect to any matters arising out of or in any way connected with this Lease or the Property.

         (d) The laws of the state in which the Property is located shall govern this Lease.

         (e) If Tenant is a corporation or partnership, each person signing this lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation or partnership, as the case may be.

         (f) This Lease shall be binding upon, and inure to the benefit of, Landlord and Tenant and their respective heirs, executors, administrators, successors (by operation of law or otherwise) and assigns, subject, however, to the limitations on Tenant's right to assign and sublet as set forth in Section 18 hereof.

         (g) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.

         (h) This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

         (i) A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.

         (j) Waiver of Jury Trial. Landlord and Tenant by this Section 38 waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

             The riders enumerated in Section 1(i) are attached hereto and make a part of this Lease as fully as if set forth herein at length. The Terms used in the rider have the same meanings as set forth in the Lease. The provisions of a rider shall prevail over any provisions of the Lease which are inconsistent or conflict with the provisions of the rider.

             IN WITNESS WHEREOF, the parties hereby have duly executed this Lease as of the date set forth in Section 1(a).

WITNESS:                                        LANDLORD:

                                                PYRAMID CONSTRUCTION COMPANY

 /s/                                            By: /s/ William J. Coleman
- ---------------------------                         ----------------------------
                                                    William J. Coleman
                                                    ----------------------------


ATTEST:                                         TENANT:

                                                MAGNETEC CORP.

By:  /s/                                        By:  /s/ Bart C. Shuldman
    ------------------------                        ----------------------------
                 , Secretary                        Bart C. Shuldman, President


[CORPORATE SEAL]

                          OPTION TO EXPAND THE PREMISES

DATE OF LEASE:             August 1, 1994

LANDLORD:                  PYRAMID CONSTRUCTION COMPANY

TENANT:                    MAGNETEC CORP.

1. Grant of Option. Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant one (1) option (such option is hereunder referred to as the "Option") to expand the premises 10,000 square feet by giving notice during the original term of the Lease.

2. Exercise of Option. The Option shall be exercised only by written notice (the "Expansion Notice") delivered to Landlord in accordance with Section 35 of the Lease prior to the last twelve (12) months of the Lease and at least six (6) months prior to the date that the expanded premises is required.

3. Conditions Precedent to Option. The Option shall be exercisable by Tenant and the Lease shall continue for the term provided under Clause 5 on the following conditions:

         (a) At the time Landlord receives the Expansion Notice, the Tenant shall not be in default under any of the provisions of the Lease.

         (b) At the time Landlord receives the Expansion Notice, the Tenant named in Section 1(c) of the Lease shall not have assigned the Lease or sublet any portion of the Property, except as permitted in Section 18(a) of the Lease.

4. Description of Expansion. 10,000 square feet of light manufacturing finished the same as the original 32,000 square foot portion of the 42,000 square foot building.

5.       Expansion Term Provisions.

         (a) The terms and conditions of the expansion premises shall be on the same terms and conditions set forth in the original Lease except for the rent and the term of the Lease.

         (b) Rent on the addition shall commence on the earlier of the date Tenant takes occupancy or the date the building has reached substantial completion and a certificate of occupancy or temporary certificate of occupancy (provided the municipal authorities allow use and occupancy under a temporary certificate of occupancy) is issued. The Landlord shall furnish notice to the Tenant of the date of substantial completion.

         (c) The term of the original Lease is extended ten (10) years from the rent commencement date of the expansion space. If the term ends during a month, then the term is extended to the end of that month.

         (d) The Fixed Annual Rent under the Lease shall be adjusted annually in accordance with the following schedule which is broken down in two (2) components for the Premises; that is rental for the 42,000 square feet and rental for the 10,000 square feet. The Annual Fixed Rent shall be the sum of the two (2) components.

               (1)  Portion of Fixed Rent under original term.

                    (i)  42,000 sq. ft. - As shown under 1.(k) of the Lease.

                    (ii) 10,000 sq. ft. = Annual Fixed Rent = $5.25 x (1.02)n

                         n = number of lease or partial lease years that the original lease has been in effect.

               (2)  Portion of Fixed Rent under the extended term =

                    (i)  42,000 sq. ft. - $311,160 x (1.02)n

                         n =     number of lease or partial lease
                                 years that the original lease has
                                 been in effect beyond a 10-year
                                 term.

                    (ii) 10,000 sq. ft. - Annual Fixed Rent = $5.25 x (1.02)n

                         n =     number of lease or partial lease
                                 years that the original lease plus
                                 any extensions of the original lease
                                 has been in effect.

         (e) All other terms and conditions under the original Lease for payment of rent shall remain unchanged.

         (f) Since the Lease Commencement Term for the original premises and the Lease Term for the expanded premises are different, the Annual Rental Adjustment will take place during different periods for each space in the same year.

                           OPTION TO PURCHASE PROPERTY

Date of Lease:             August 1, 1994

Landlord:                  PYRAMID CONSTRUCTION COMPANY

Tenant:                    MAGNETEC CORP.

1. Grant of Option. Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant an Option to Purchase the Property which is the subject of this Lease on an "as is" condition basis.

2. Exercise of Option. The Option shall be exercised only by written notice delivered to Landlord in accordance with Section 35 of the Lease at least twelve (12) months before the expiration of the Initial Term. Time shall be of the essence with respect to delivery of the notice and if the Tenant fails to deliver the notice within the specified time period, the Option shall lapse, and Tenant shall have no further right to purchase the property.

3. Conditions Precedent to Option. The Option shall be exercisable by Tenant on the following conditions:

         (a)   The Tenant is not in default under any provisions of the Lease.

         (b) The Tenant named in Section 1(c) of the Lease shall not have assigned the Lease or sublet any portion of the Property, except as permitted in Section 18(a) of the Lease.

4. Purchase Provisions. The Tenant (Buyer) shall pay the Landlord (Seller) a Purchase Price the product of twelve and one-half (12 1/2) multiplied by the Fixed Rent in effect at the time of closing of title. The Tenant shall close Title within ninety (90) days from the date notice of exercise of the option is delivered to the Landlord.

5. Place of Title Closing. The closing shall take place at the offices of the Landlord (Seller) during regular business hours.

6.       Form of Deed.  Landlord (Seller) shall deliver a General Warranty Deed.

7. Title. The property shall be free and clear of encumbrances, other than a mortgage or other first deed of trust. It is intended by the parties that easements are not encumbrances. Any restrictions or easements shall not interfere with the present use of the property. The property shall be marketable and insurable at ordinary title insurance rates. In the event the property is encumbered by a mortgage, then Tenant, in its election to purchase, may either assume the mortgage, if assumable, or pay for any prepayment fees which Landlord would incur in prepaying the mortgage. Landlord agrees not to place any additional easements on the property which would prevent the Tenant from using the building for the use in 1(f).

8. Risk of Loss. The risk of loss or damage by fire other insurance casualty shall be upon landlord (Seller) until title closing.

9. Prorations and Adjustments. All prorations and adjustments shall be made as of the day of title closing.

10. Closing Expenses. Landlord (Seller) shall pay for the preparation of a Deed. Landlord (Seller) shall pay for the recording of the Deed and any transfer costs.

11. Tenant may designate an assignee to accept title as long as such assignee is owned or controlled by, or under common ownership or control, or owns or controls, Tenant.

12. At the time of closing, the Landlord (Seller) shall provide to the Tenant (Buyer) a general warranty deed conveying good and marketable fee simple title to the Property subject only to real property taxes not due and payable until after the delivery of the deed and any mortgage or other first deed of trust. Furthermore, Seller shall deliver at closing an owners affidavit in form reasonably acceptable to the Buyer's title insurance company. Landlord shall also supply the following documents: Bill of Sale, if applicable, to equipment; Assignment of all warranties then in effect on the building and equipment; Seller's Title Affidavit; Conveyance Tax Statements; Non-Foreign Affidavit; all applicable keys and existing plans and building specifications.

         If Seller is unable to convey title to the premises in accordance with the provisions of this option, Seller may elect to adjourn the closing for a period or periods not to exceed thirty (30) days in the aggregate in order to eliminate exceptions to title other than those permitted herein. If, at the end of such adjournment, Seller is unable to convey title to the premises in accordance with the provisions hereof, Buyer nevertheless may elect to accept such title as Seller may be able to convey. If Tenant shall not so elect, Tenant may elect to terminate its right to purchase pursuant to this option, such termination to be effective immediately upon given written notice of same to Landlord. Such termination shall not terminate Tenant's other rights or obligations under this Lease.

                                LEASE AMENDMENT

        THIS LEASE AMENDMENT dated September 14, 1994, hereby amends a lease entitled Lease of Industrial Property (the "Lease") dated August 1, 1994 by and between Magnetec Corp., 61 W. Dudley Town Road, Bloomfield, CT 06002 (Tenant), Tridex Corporation, 215 Main Street, Westport, CT 06880 (Guarantor), and Pyramid Construction Company, 275 N. Franklin Turnpike, P.O. Box 369, Ramsey, NJ 07446-0369 (Landlord).

        WHEREAS, Landlord and Tenant have agreed in the Lease that possession of the property will be delivered by June 1, 1995; and

        WHEREAS, Landlord and Tenant have agreed to extend the date for delivery of the property to the Tenant;

        NOW, THEREFORE, Landlord and Tenant agree, and the Guarantor hereby acknowledges and agrees to, the following modification to the Lease.

        1. In Section 3 Term, paragraph 4, last sentence beginning "If Landlord does" and ending "under this Lease", the date of June 1, 1995 is changed to July 1, 1995.

        If there are any conflicts between this Lease Amendment and the Lease, this Lease Amendment shall prevail.

        All other terms and conditions of the Lease remain in full force and effect.


WITNESS:                                        LANDLORD:
                                                PYRAMID CONSTRUCTION COMPANY

/s/                                             By: /s/ William J. Coleman
- ----------------------------                        ----------------------------


ATTEST:                                         TENANT:
                                                MAGNETEC CORP.

/s/                                             By: /s/ Bart C. Shuldman
- ----------------------------                        ----------------------------
                   Secretary                        Bart C. Shuldman, President


ATTEST:                                         GUARANTOR:
                                                TRIDEX CORPORATION

/s/                                             By: /s/ Seth M. Lukash
- ----------------------------                        ----------------------------
                   Secretary                        Seth M. Lukash, President

                               LEASE AMENDMENT II

        THIS LEASE AMENDMENT II dated September 21, 1994, hereby amends a lease entitled Lease of Industrial Property (the "Lease") dated August 1, 1994 by and between Magnetec Corp., 61 W. Dudley Town Road, Bloomfield, CT 06002 (Tenant), Tridex Corporation, 215 Main Street, Westport, CT 06880 (Guarantor), and Pyramid Construction Company, 275 N. Franklin Turnpike, P.O. Box 369, Ramsey, NJ 07446-0369 (Landlord).

        WHEREAS, Tenant has requested that Landlord increase the size of the office portion of the building; and

        WHEREAS, Landlord has agreed to enlarge the office building;

        NOW, THEREFORE, Landlord and Tenant agree, and the Guarantor hereby acknowledges and agrees to, the following modification to the Lease.

        1. In Section 1(d) Description of Property, "10,000 s.f. of office" is hereby replaced with "12,055 s.f. of office".

        2. Section 1(k) Fixed Rent Schedule is omitted and is replaced with the following.

                The fixed rent payable by Tenant to Landlord shall be at the annual rate and payable in monthly installments as follows:

                     Period        Monthly Installment        Annual Rate
                     ------        -------------------        -----------
                04/01/95-03/31/00        $23,310                $279,720
                04/01/00-03/31/05        $27,205                $326,460

        3. Section 1(l) Estimated Monthly Additional Rent is changed from "$4,000" to "$4,200".

        4. In Option to Expand Premises, Section 5(d), 1st paragraph, "42,000" is changed to "44,055".

                and in 5(d)(1)(i) "42,000" is changed to "44,055".

                and in 5(d)(2)(i) "42,000" is changed to "44,055" and "$311,160"
                is changed to "$326,460".

                and in 4 "42,000" is  changed to "44,055".

        If there are any conflicts between this Lease Amendment II and the Lease, this Lease Amendment II shall prevail.

        All other terms and conditions of the Lease remain in full force and effect.

WITNESS:                                   LANDLORD:
                                           PYRAMID CONSTRUCTION COMPANY

                                           By: /s/ William J. Coleman
- ---------------------------------------    -------------------------------------

ATTEST:                                    TENANT: MAGNETEC CORP.

/s/ George T. Crandall                     By:  /s/ Seth M. Lukash
- ---------------------------------------    -------------------------------------
George T. Crandall, Secretary              Seth M. Lukash, Senior Vice President

ATTEST:                                    GUARANTOR: TRIDEX CORPORATION

/s/ George T. Crandall                     By: /s/ Seth M. Lukash
- ---------------------------------------    -------------------------------------
George T. Crandall, Assistant Secretary    Seth M. Lukash, CEO, President

                              LEASE AMENDMENT III

        THIS LEASE AMENDMENT III dated April 19, 1995, hereby amends a lease entitled Lease of Industrial Property (the "Lease") dated August 1, 1994 by and between Magnetec Corp., 61 W. Dudley Town Road, Bloomfield, CT 06002 (Tenant), Tridex Corporation, 61 Wilton Road, Westport, CT 06880 (Guarantor), and Pyramid Construction Company, 275 N. Franklin Turnpike, P.O. Box 369, Ramsey, NJ 07446-0369 (Landlord).

        WHEREAS, Pursuant to the Lease, Tenant has certain rights which are detailed on a Rider to the Lease entitled "Option to Expand the Premises" and

        WHEREAS, Landlord and Tenant have agreed to amend said Rider to the Lease in order to clarify the original intent of the Rider.

        NOW, THEREFORE, Landlord and Tenant agree, and the Guarantor hereby acknowledges and agrees to the following modification to the Rider to the Lease entitled "Option to Expand the Premises":

        1.      Section 3 should be supplemented to add the following Section
(c):

               (c) In the event Landlord's interest in the property is acquired by Landlord's mortgagee, or purchaser at a foreclosure sale, Tenant herein waives its option rights to expand the premises as set forth in this Rider.

        If there are any conflicts between the Lease Amendment III and the Lease, or Lease Amendment I or II, this Lease Amendment III shall prevail.

        All other terms and conditions of the Lease remain in full force and effect.


WITNESS:                                        LANDLORD:
                                                PYRAMID CONSTRUCTION COMPANY

/s/                                             By: Illegible
- ----------------------------                        ----------------------------

ATTEST:                                         TENANT: MAGNETEC CORPORATION

/s/ George T. Crandall                          By: /s/ Seth M. Lukash
- ----------------------------                        ----------------------------
George T. Crandall, Secretary                       Seth M. Lukash, Senior V.P.

ATTEST:                                         GUARANTOR: TRIDEX CORPORATION

/s/ George T. Crandall                          By: /s/ Richard L. Cote
- ----------------------------                        ----------------------------
George T. Crandall,                                 Richard L. Cote,
Assistant Secretary                                 Senior V.P. & CFO

                                GUARANTY OF LEASE

LANDLORD:                  PYRAMID CONSTRUCTION COMPANY

TENANT:                    MAGNETEC CORP.

LEASE:                     APRIL 1, 1995 - MARCH 31, 2005

GUARANTOR:                 TRIDEX CORPORATION

DATE:                      August 1, 1994

         The Tenant wishes to enter into the Lease with the Landlord. The Landlord is unwilling to enter into the Lease unless the Guarantor assures Landlord of the full performance of the Tenant's obligations under the Lease. The Guarantor is willing to do so.

         Accordingly, in order to induce Landlord to enter into the Lease with the Tenant, and for good and valuable consideration, whose receipt and adequacy are acknowledged by Guarantor:

         1. The Guarantor unconditionally guarantees to the Landlord, and the successors and assigns of the Landlord, the Tenant's full and punctual performance of its obligations under the Lease. If Tenant defaults, Landlord will notify Guarantor at Tridex Corp., 215 Main Street, Westport, CT 06880 or such other address as Guarantor may provide. If Tenant defaults in the performance of its obligations under the Lease, upon the Landlord's request, the Guarantor will perform the Tenant's obligations under the Lease.

         2. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter related to or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, may be done without notice to the Guarantor and without affecting the obligations of the Guarantor under this Guaranty.

         3. The obligations of the Guarantor under this Guaranty will not be released by the Landlord's receipt, application, or release of security given for the performance of the Tenant's obligations under the Lease, nor by any modification of the Lease. In case of any such modification, the liability of the Guarantor will be deemed modified in accordance with the terms of any such modification.

         4. The liability of the Guarantor under this Guaranty will not be affected by (a) the release or discharge of the Tenant from its obligations under the Lease in any creditors' receivership, bankruptcy, or other proceedings, or the commencement or pendency of the liability of the Tenant or the estate of the Tenant in bankruptcy, or any remedy for the enforcement of the Tenant's liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute, or from the decision in any court;
(c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Tenant; or (f) the cessation from any cause (other than full performance of all Tenant's obligations under the Lease) whatsoever of the liability of the Tenant under the Lease.

         5. Until all of the Tenant's obligations under the Lease are fully performed, the Guarantor; (a) waives any right of subrogation against the Tenant by reason of any payment or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor under this Guaranty; and (c) subordinates any liability or indebtedness of the Tenant held by the Guarantor to the obligations of the Tenant to the Landlord under the Lease.

         6. This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term, or any such extension or renewal.

         7. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

         8. The Guarantor is primarily obligated under the Lease. Landlord may, at its option, proceed against the Guarantor without proceeding against the Tenant or anyone else obligated under the Lease.

         9. The Guarantor will pay on demand the reasonable attorneys' fees and costs incurred by the Landlord, or its successors and assigns, in connection with the enforcement of this Guaranty.

         10. The Guarantor irrevocably appoints the Tenant as its agent for service of process related to this Guaranty.

         The Guarantor has executed this Guaranty as of the date written above.

ATTEST:                                            GUARANTOR: TRIDEX CORPORATION

By: /s/ George T. Crandall                         By: /s/ Seth M. Lukash
    ---------------------------------------        -------------------------
    George T. Crandall, Assistant Secretary        Seth M. Lukash, President

                              EXHIBIT B




                     GENERAL BUILDING DESCRIPTION

Magnatec Office and Warehouse Building
Thorpe Avenue
Wallingford, CN.

GENERAL REQUIREMENTS

     -    Single story 42,000 s.f. masonry building
     -    10,000 s.f. general offices
     -    32,000 s.f. warehouse
     -    10,000 s.f. warehouse expansion
     -    4 loading docks
     -    clear height in warehouse 18'0"
     -    parking for 161 cars.

SITE WORK

     -    as per approved engineered site plan


CONCRETE

     -    5" concrete floor stab (3,000 PSI). (Floors to be sealed)
     -    concrete foundations.

MASONRY

     -    brick and concrete block exterior walls at offices
     -    decorative concrete block exterior walls at warehouse

METALS

     -    structural steel framing
     -    steel bar joists.
     -    steel roof decking.
     -    typical (30' X 30').

THERMAL AND MOISTURE PROTECTIONS

     -    under slab board type building insulation at building perimeter.
     -    thermal insulation in masonry cells of exterior walls.

     -    single ply membrane roofing system with rigid roof insulation
     -    metal base and counterflashings.
     -    exterior wall flashings and expansion joints.
     -    aluminum fascia and gravel stops.
     -    elastomeric sealants at exterior joints.

STEEL DOORS AND FRAMES

     -    steel man doors and frames (exterior)
     -    4 overhead 10' x 10' doors with steel frames (warehouse)

FLUSH WOOD DOORS

     -    interior wood doors with steel frames (office)

ALUMINUM ENTRANCES AND STOREFRONTS

     -    Aluminum and glass exterior entrance door and vestibule doors (office)

ALUMINUM WINDOWS

     - commercial grade aluminum painted window frames with fixed insulating glass (office)

GYPSUM DRYWALL

     - metal studs and gypsum wallboard,taped, spackled and painted for interior partitions

     - metal furring and gypsum wallboard taped, spackled and painted for perimeter office walls.

TILE

     -    ceramic floor tile and 4-foot high ceramic wall tile in bathrooms

CARPET

     -    commercial grade carpet and vinyl base (office)

ACOUSTICAL TILE CEILINGS

         - acoustical 2 x 4 lay-in tile ceiling and metal suspension system in offices (approximately 9'0")

PAINTING

         -        gypsum drywall to receive flat latex finish.
         -        1 coat primer & 1 coat interior flat paint.

TOILET COMPARTMENTS

         - floor-anchored toilet participations and screens with baked enamel finish

LOADING DOCK EQUIPMENT

         - 2 loading docks to have dock bumpers and mechanical recessed dock levelers

HVAC

         - office area and warehouse will be heated and air-conditioned with ductwork using rooftop units to provide interior condition 80 F. dry bulb and not over 50% relative humidity when outside conditions are 95 degrees F. dry bulb and 75 degrees F. inside when outside temperature is 0 degrees F.

ELECTRICAL

         -        2,000 amp service, 208 volt, three phase.

         - lighting (office) 2 x 4 recessed fluorescent units with acrylic diffusers.

         -        lighting (warehouse) designed to provide 30-foot candles.

PLUMBING

         -        bathrooms and all other plumbing to be as per building codes.

SPRINKLER SYSTEMS

         -        automatic sprinkler system throughout as per HFPA-13 Code.

                                                                               3